SCIOS INC.
                                       AND SUBSIDIARIES
                              Computation of Net Loss Per Share

                              (Calculated in accordance with the
                                  guidelines of item 601 of
                                Regulation S-K. The effect of
                                  stock options on loss per
                                   share is anti-dilutive)

                                                                 Three months ended
                                                                   September 30,
                                                            1996                    1995
                                                      -----------------       -----------------
                                                                    (Unaudited)

PRIMARY:
Average common shares outstanding                           35,931,277              36,005,126
Net effect of dilutive stock options -
    based on treasury stock method                                   0                       0
                                                      -----------------       -----------------
Average common and common equivalent
    shares outstanding                                      35,931,277              36,005,126
                                                      -----------------       -----------------


Net loss                                                  ($4,910,000)            ($8,264,000)
                                                      -----------------       -----------------


 Net loss per share                                            ($0.14)                 ($0.23)
                                                      -----------------       -----------------

FULLY DILUTED:
Average common shares outstanding                           35,931,277              36,005,126
Net effect of dilutive stock options -
    based on treasury stock method                                   0                       0
                                                      -----------------       -----------------
Average common and common equivalent -
    shares outstanding                                      35,931,277              36,005,126
                                                      -----------------       -----------------


Net loss                                                  ($4,910,000)            ($8,264,000)
                                                      -----------------       -----------------


Net loss per share                                             ($0.14)                 ($0.23)
                                                      -----------------       -----------------



                       See notes to consolidated financial statements.

                                         Exhibit 11.1